UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2011
Cognex Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778

(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059

(Address of Principal Executive Offices)	(Zip Code)
(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 16, 2011, the Board of Directors of Cognex Corporation (the “Company”) elected Robert J. Willett as Chief Executive Officer of the Company. Prior to Mr. Willett’s election as Chief Executive Officer, Robert J. Shillman, Chairman of the Board of Directors, held this office. Mr. Willett will continue to report to Dr. Shillman, who remains Chairman of the Board of Directors and will take on the newly-created role of the Company’s Chief Culture Officer.
Mr. Willett, age 43, joined the Company in June 2008 as the President of the Modular Vision Systems Division (MVSD). In January 2010, Mr. Willett was promoted to President and Chief Operating Officer. Mr. Willett came to the Company from Danaher Corporation, a diversified manufacturer of industrial controls and technologies, where he served as Vice President of Business Development and Innovation for the Product Identification Business Group. Prior to that, Mr. Willett was President of Videojet Technologies, a leader in coding and marking products, which is a subsidiary of Danaher. Mr. Willett also served as Chief Executive Officer of Willett International Ltd., a privately-owned coding and marking company which was sold to Danaher in 2003 and merged with Videojet. He holds a Bachelor of Arts degree from Brown University and a Masters in Business Administration from Yale University.
In his most recent role as Chief Operating Officer of the Company, Mr. Willett had management responsibility for sales, marketing, product development and operations for both of the Company’s two divisions (MVSD and the Surface Inspection Systems Division). As Chief Executive Officer, Mr. Willett will now also be responsible for the Company’s global Finance & Administration functions.
In connection with his promotion, Mr. Willett’s annual base salary was increased from $330,000 to $350,000, and his target bonus for 2011 was increased from 55% to 60% of his annual base salary, with the potential to earn 300% of that amount. In addition, Mr. Willett was granted an option to purchase 100,000 shares of the Company’s common stock, which option vests upon the fourth anniversary of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION
Dated: March 17, 2011	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Executive Vice President of Finance and Administration, and Chief Financial Officer